EXHIBIT 5 (a)

               Form of variable annuity application (14VAN897)

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                                            (800) 255-8402

Mail To:                                    Overnight Deliver To:
AIG Life Insurance Company                  AIG LIFE Box 7372
P.O. Box 7247-7372                          c/o Citibank
Philadelphia, PA  19170-7372                One Penn's Way
                                            New Castle, DE  19720
                                            Attn:  Wholesale Lockbox Dept.

Make Check Payable to AIG Life Insurance Company

1.   OWNER:

     A.   Print Full Name:
      --------------------------------------------------------------
                           first             middle         last
     B.   Address:
                --------------------------------------------------------------
                           street            city           state        zip

     C.  Soc. Sec. #/Tax I.D.# _______/_______/_______   D. Sex  ___M   ____F

     E.  Phone Number: (___)__________      F. Birthdate: _____________
                                                          month/day/year

2.   ANNUITANT: (if different from owner)

     A.   Print Full Name:
               ---------------------------------------------------------------
                                    first            middle           last

     B.  Soc. Sec. #/Tax I.D.# _______/_______/_______     C. Sex  ___M   ____F

     D.  Birthdate: _____________
                       month/day/year

3.   BENEFICIARY:

     A. Primary   :                                  B.  Contingent:
     Name                                   Name
     ============================   ====================================
     ----------------------------   ------------------------------------

4.   TYPE OF ANNUITY CONTRACT       _____ Non-Qualified       ____ Qualified
                                    _____ IRA ____ Roth IRA   ____ 403(b)
                                    _____ Other______________________

5.   WILL THE ANNUITY APPLIED FOR REPLACE OR CHANGE  EXISTING  ANNUITIES OR LIFE
     INSURANCE?      ______     YES     _____     NO     If yes, explain
     _________________________________________________________

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6.   OPTIONAL BENEFITS:
     A. ____   Accidental Death Benefit
     B. ____   Annual  Ratchet  Rider - (n/a if Option C or D is  chosen)
     C. ____   Equity  Assurance  Plan Rider - (n/a if Option B or D is chosen)
     D. ____   Enhanced Equity  Assurance Plan Rider
               (n/a if Option B or C is chosen)
     E. ____   __________________________________________________________


7.    PREMIUM PAYMENTS:
     A.   Initial Premium of: $ _______
     B. Does this Payment qualify as a 1035 exchange: ____Yes _____No If an exchange is involved, indicate cost basis:
          Pre-Tefra (prior to 8-14-82) $  _____________________________
          Post-Tefra (on or after 8-14-82)$___________________________

5.    PREMIUM PAYMENTS ARE TO BE ALLOCATED AS FOLLOWS:
                  (WHOLE NUMBERS ONLY)

Alliance
Global Bond                                 ________%
Global Dollar Gov't                         ________%
Growth                                      ________%
Growth & Income                             ________%
High Yield                                  ________%
Money Market                                ________%
North American Gov't Income                 ________%
International                               ________%
Premier Growth                              ________%
Quasar                                      ________%
Real Estate Investors                       ________%
Technology                                  ________%
Total Return                                ________%
U.S. Government High Grade                  ________%
Utility Income                              ________%
Worldwide Privatization                     ________%

_____ I hereby elect Dollar-Cost Averaging with $_________ or _______% of the initial premium allocated to;

_____ Money Market Portfolio or ______ One Year Guarantee Period

and either $______ transferred each month for ______months or the entire balance in the sending account transferred over ______ months to the portfolios indicated above.

6.    ANNUITY INFORMATION:

Annuity Date: ___________________________ Payment Option: __________________

     Unless otherwise indicated the Annuity Date is the first day of the calendar month following the Annuitant's 90th birthday, or such earlier as may be set by applicable law, and the annuity payment option will be life income with 10 years of payments guaranteed.

I UNDERSTAND THAT ANNUITY PAYMENTS AND SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. RECEIPT OF A CURRENT VARIABLE ANNUITY AND FUND PROSPECTUS AND/OR SUPPLEMENT AND IRA DISCLOSURE STATEMENT, IF APPLICABLE, IS HEREBY ACKNOWLEDGED.

I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and agree that this application shall be a part of any annuity contract issued by the Company.

____ Please send me a copy of the Statement of Additional Information

Signed at _________________________________________  On _______________
          city                            state             date
------------------------------------
Signature of Owner

Agent: Do you have any reason to believe the Contract applied for is to replace or change existing Annuities or Insurance on the life of the Annuitant: ____ YES ____ NO

------------------------------------    ------------------------------------
Printed Name of Registered Rep. Code    Printed Name of Broker/Dealer   Code
------------------------------------    ------------------------------------
Signature of Registered Rep.  Tel No.    Address of Broker/Dealer     Tel. No.

Under penalties of perjury, I certify (1) that the number shown on this form is my correct taxpayer identification number, and (2) that I am not subject to backup withholding, either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding.


--------------------------------
Signature of Owner